Exhibit 21

(21) SUBSIDIARIES OF THE REGISTRANT

                                                      STATE OF
NAME                                                INCORPORATION


The Annapolis Banking and Trust Company               Maryland
Baltimore Trust Company                               Delaware
Bank of Southern Maryland                             Maryland
Calvert Bank and Trust Company                        Maryland
The Chestertown Bank of Maryland                      Maryland
The Citizens National Bank                       United States
County Banking & Trust Company                        Maryland
The Eastville Bank                                    Virginia
Farmers & Merchants Bank - Eastern Shore              Virginia
The Fidelity Bank                                     Maryland
The First National Bank of St. Mary's            United States
The Forest Hill State Bank                            Maryland
Fredericktown Bank & Trust Company                    Maryland
MBC Agency, Inc.                                      Maryland
  Mercantile Life Insurance Company                    Arizona
MBC Realty, Inc.                                      Maryland
Mercantile Mortgage Corporation                       Maryland
  Benchmark Appraisal Group, Inc.                     Maryland
Mercantile-Safe Deposit and Trust Company             Maryland
  Mercantile Pennsylvania Corporation                 Maryland
  Hopkins Plaza Agency, Inc.                          Maryland
The National Bank of Fredericksburg              United States
Peninsula Bank                                        Maryland
The Peoples Bank of Maryland                          Maryland
Potomac Valley Bank                                   Maryland
The Sparks State Bank                                 Maryland
St. Michaels Bank                                     Maryland
Westminster Bank and Trust Company of
  Carroll County                                      Maryland

Each of the foregoing subsidiaries conducts business under its corporate name.